Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tilray Brands, Inc. of our report dated July 28, 2022 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in Tilray Brands, Inc.’s Annual Report on Form 10-K/A for the year ended May 31, 2022.  We also consent to the reference to us under the heading, “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada

October 7, 2022

PricewaterhouseCoopers LLP
PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2
T: +1 416 863 1133, F: +1 416 365 8215